UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2017

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL International Corporation, will be presenting at the JP Morgan Healthcare Conference in San Francisco at 4:00 p.m. PT on January 10, 2017. Slides 15 and 17 of his presentation will include certain information regarding the quarter ended December 31, 2016, which slides are furnished herewith as Exhibit 99.1. A live webcast of the presentation will be available through the “Investors” section of PAREXEL’s website at www.PAREXEL.com in the “Upcoming Events” portion of the main page, and a replay of the presentation will be available on the website for 90 days after the presentation.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Slides 15 and 17 of Presentation of PAREXEL International Corporation at the JP Morgan Healthcare Conference, dated January 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2017	PAREXEL International Corporation
By:	/s/ Emma Reeve
Emma Reeve Corporate VP and Interim CFO